FORM OF

NOTICE OF GUARANTEED DELIVERY

for

SUBSCRIPTION CERTIFICATES

Issued by

DIVIDEND AND INCOME FUND

This form, or one substantially equivalent to this form, must be used to exercise the subscription rights (the “Rights”) pursuant to the rights offering described in the Prospectus Supplement, dated December 26, 2017 (“Prospectus Supplement”) and the accompanying Prospectus, dated December 14, 2017 (“Prospectus”) of Dividend and Income Fund, a Delaware statutory trust (the “Fund”), if a holder of Rights cannot deliver the certificate evidencing such Rights (the “Subscription Certificate(s)”) and/or full payment for the Shares subscribed for upon exercise of the Rights to the Subscription Agent at or prior to 5:00 p.m., ET, on January 26, 2018 (unless extended in the sole discretion of the Fund) (as it may be extended, the “Expiration Date”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Prospectus Supplement and/or Prospectus.

The Notice of Guaranteed Delivery must be delivered by first class mail, express mail, overnight courier, or by hand to the Subscription Agent, and must be received by the Subscription Agent before 5:00 p.m., ET, on the Expiration Date. See “Description of the Rights Offering — Method for Exercising Rights” in the Prospectus Supplement for more information. The Subscription Certificate evidencing the Rights subscribed for, together with payment of the estimated purchase price of $13.22 per Share, must be received by the Subscription Agent at or before 5:00 p.m., ET, on the date that is two (2) business days after the Expiration Date. Failure to timely send such Subscription Certificates and payment will result in liability of the party guarantying delivery for the full amount subject to this guarantee.

The Subscription Agent is:

American Stock Transfer & Trust Company, LLC

By First Class Mail:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

P.O. Box 2042

New York, New York 10272-2042

By Express Mail, Overnight Courier or By Hand:

American Stock Transfer & Trust Company, LLC

Operations Center

Attn: Reorganization Department

6201 15th Avenue

Brooklyn, New York 11219

Toll-free 1-877-248-6417

Delivery of this instrument to an address other than as set forth above does not constitute a valid delivery.

Dividend and Income Fund - 1

This form is not to be used to guarantee signatures. If a signature on a Subscription Certificate is required to be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended, due to special issuance instructions, such signature guarantee must appear in the applicable space provided in the signature box of the Subscription Certificate.

Dividend and Income Fund - 2

Ladies and Gentlemen:

The undersigned hereby represents that the undersigned is the holder of a Subscription Certificate(s) representing              Rights and that such Subscription Certificate(s) and/or the full payment for the Shares subscribed for upon exercise of the Rights cannot be delivered to the Subscription Agent at or before 5:00 p.m., ET, on the Expiration Date. Upon the terms and subject to the conditions set forth in the Prospectus Supplement and accompanying Prospectus, receipt of which is hereby acknowledged, the undersigned hereby elects to exercise the undersigned’s subscription rights to subscribe for              Shares with respect to the Rights represented by such Subscription Certificate(s).

Signature:
Names:
	(Please Type or Print)	(Please Type or Print)
Address:

Telephone:
	(Including Area Code)	(Including Area Code)
Subscription Certificate No.(s) (if available)

Dividend and Income Fund - 3

THE GUARANTEE SET FORTH BELOW MUST BE COMPLETED

GUARANTEE OF DELIVERY

(not to be used for Subscription Certificate signature guarantee)

The undersigned, a member firm of a registered national securities exchange or member of the Financial Industry Regulatory Authority, Inc., commercial bank, or trust company having an office or correspondent in the United States, or other eligible guarantor institution which is a member of or a participant in a signature guarantee program acceptable to the Subscription Agent, hereby guarantees that the undersigned will deliver to the Subscription Agent the Subscription Certificate(s) representing the Rights being exercised hereby with any required signature guarantees and any other required documents, and full payment therefor at or before 5:00 p.m. ET, on the date that is two (2) business days after the Expiration Date.

Name of Firm	Authorized Signature

Address	Name

City, State, Zip Code	Title

Area code and Telephone Number Date:

The institution which completes this form must communicate the guarantee to the Subscription Agent and must deliver the Subscription Certificate(s) and full payment for the Shares subscribed for upon exercise of the Rights to the Subscription Agent within the time period described above. Failure to do so could result in a financial loss to such institution.

Dividend and Income Fund - 4